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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
  Shareholders of StarBase Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of StarBase Corporation of our report dated June 20, 1996, which appears on page 26 of the March 31, 1996 Annual Report to Shareholders of StarBase Corporation, which is incorporated by reference in StarBase Corporation's Annual Report on Form 10-K for the year ended March 31, 1996.




PRICE WATERHOUSE LLP

Cosa Mesa, CA
June 20, 1996